SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 6, 2020

Palayan Resources Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55348	83-4575865
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

9300 Conroy Windermere Rd. #3250 Windermere, FL 34786 (407) 536-9422
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [X]

ITEM 1.01 Entry Into Material Definitive Agreement.

On April 4, 2019, Palayan Resources Inc., (the “Company”) entered into a Share Exchange Agreement (the “Agreement”) with Scythian Mining Group Limited, a company duly formed under the laws of United Kingdom (Company#: 11038421) (“SMG”), and SMG’s wholly owned subsidiary SMG-Gold B.V., a Dutch limited liability company (Company KVK# 76235548) (“SMG-Gold”), SMG is the sole-shareholder of SMG-Gold.

The Share Exchange Agreement, including all Exhibits thereto, are qualified in their entirety by the complete copy of the same, as filed herewith as Exhibit 10.1.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 6, 2020, retroactive from April 1, 2020, the Board approved the attached Employment Agreement between the Company, Irvine America MB Management LLC and Mr. James Jenkins to continue as the President of the Company from April 1, 2020 through March 31, 2021.

The Employment Agreement, including all Exhibits thereto, are qualified in their entirety by the complete copy of the same, as filed herewith as Exhibit 10.1.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit
Number	Description of Exhibit	Filing
10.01	Share Exchange Agreement	Filed herewith.
10.02	Employment Agreement	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Palayan Resources, Inc.

Dated: April 6, 2020		/s/James Jenkins
	By:	James Jenkins
	Its:	Chief Executive Officer